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                                                                   EXHIBIT 10.10

THE STATE OF TEXAS         ss.
                           ss.
COUNTY  OF   HARRIS        ss.


     THIS TRUST AGREEMENT is made and entered effective as of the 1st day of October, 1999, between TRUETIME, INC., a California corporation, with principal offices in Santa Rosa, California, as Grantor (the "Grantor"), and OYO CORPORATION U.S.A., a Texas corporation, with principal offices in Houston, Texas, as Trustee (the "Trustee").

                              W I T N E S S E T H:

     The Grantor is desirous of creating a trust for the purposes and upon the terms and provisions hereinafter set forth. Accordingly, the Grantor has herewith transferred to the Trustee, and the Trustee does, by the execution of these presents, acknowledge receipt from the Grantor of the sum of Three Million Five Hundred Thousand and No 1/100 Dollars ($3,500,000) in cash. This property, together with any other property which may hereafter be conveyed to the Trustee subject to the trust hereby created, shall be held, administered and distributed by the Trustee, upon the trust and for the purposes and uses herein set forth.

     1. The Trustee hereby acknowledges, agrees, covenants and declares that it holds all of the property it acquires from Grantor and all benefits and advantages to be derived therefrom, in trust for and on behalf of the Grantor, as and from the date first acquired by the Trustee.

     2. The Trustee shall hold, manage, sell, exchange, invest and reinvest the trust property, collect all income and, after deducting such expenses as are properly payable, shall accumulate and distribute the income and principal as the Grantor may direct. All trust income not otherwise appointed by the Grantor shall be accumulated and invested.

     3. The Grantor may at any time or from time to time remove the Trustee of the trust, with or without cause, and may appoint a successor Trustee or may terminate the trust.

     4. The Trustee shall receive no compensation for serving under this trust instrument. The Trustee shall be reimbursed for the reasonable costs and expenses incurred in connection with such Trustee's duties.

     5. No Trustee acting hereunder shall be required to give bond or other security in any jurisdiction.

     6. The Grantor may by acknowledged instrument alter, amend, revoke or terminate this trust instrument on thirty days' notice to the Trustee (unless waived). If the trust is terminated, the Trustee shall deliver the trust property to the Grantor or as the Grantor shall direct.

     7. The Trustee shall have all of the powers conferred upon trustees by the Texas Trust Code, and by any future amendments to the Texas Trust Code or any corresponding statute, except for any instance in which the Texas Trust Code or such other statutory provisions may conflict with the express provisions of this trust instrument, in which case the provisions of this trust instrument shall control.

     8. The Grantor shall have the right, from time to time, to grant, transfer or convey to the Trustee such additional property as the Grantor shall desire to become a part of the trust and, subject

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to acceptance by the Trustee, such additional property shall thereafter be held, administered and distributed by the Trustee in accordance with the provisions of this trust instrument.

     9. A separate accounting shall be kept by the Trustee of the property given to it subject to this trust instrument, but the Trustee may invest the trust property in joint investments or joint interests in investments with other assets managed by the Trustee, and this trust shall be credited with an undivided interest in all joint investments in the proportion which is assigned to it or in the proportion which its contribution to such investments bears to the whole.

     10. ALL QUESTIONS PERTAINING TO THIS TRUST INSTRUMENT'S VALIDITY, CONSTRUCTION AND ADMINISTRATION SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

     IN WITNESS WHEREOF, the Grantor and the Trustee have hereunto set their hands as of the date first above written.



                               TRUETIME, INC., Grantor


                               By: /s/ Michael P. Von der Porten
                                   ---------------------------------------------
                               Name: Michael P. Von der Porten
                               Title: Vice President and Chief Financial Officer


                               OYO CORPORATION U.S.A., Trustee


                               By  /s/ Ernest M. Hall, Jr.
                                   ---------------------------------------------
                               Name: Ernest M. Hall, Jr.
                               Title: President